UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 25, 2016

Heritage Oaks Bancorp

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 - Submission of Matters to a Vote of Security Holders

On May 25, 2016, the Company held its annual meeting of shareholders.  Of the 34,129,425 shares of common stock outstanding as of March 31, 2016 which was the record date for the meeting, 29,446,908 shares or 86.28% were present at the meeting in person or by proxy.  The following matters were considered and voted upon, with all nominated directors being elected and all other proposals being approved.

1.	Election of Directors.

Director	Shares For	Shares Withheld	Broker Non-Votes
Michael J. Behrman	26,683,509	191,552	2,571,847
Mark C. Fugate	26,465,398	409,663	2,571,847
Howard N. Gould	26,839,728	35,333	2,571,847
Dee Lacey	26,290,612	584,449	2,571,847
Simone F. Lagomarsino	26,652,021	223,040	2,571,847
James L. Lynch	26,843,966	31,095	2,571,847
Michael J. Morris	26,682,304	192,757	2,571,847
Daniel J. O'Hare	26,465,755	409,306	2,571,847
Michael E. Pfau	26,465,960	409,101	2,571,847
Alexander F. Simas	26,460,486	414,575	2,571,847
Stephen P. Yost	26,464,718	410,343	2,571,847

2.	An advisory vote to approve the Company’s Executive Compensation.

Shares For	Against	Abstain	Broker Non-Votes
26,429,100	391,142	54,819	2,571,847

3.	Ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2016.

Shares For	Against	Abstain	Broker Non-Votes
28,760,043	678,762	8,103	--

Date: June 1, 2016

Heritage Oaks Bancorp

By:	/s/ Gregory A. Gehlmann
Gregory A. Gehlmann
SVP, Corporate Secretary